ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20100102517-39
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 02/18/2010 8:02 AM
	Entity Number E0070442010-2

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Aim Exploration Inc.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Incsmart.biz, Inc.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address — City — Nevada — Zip Code

Mailing Address (if different from street address) — City — Nevada — Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 250,000,000 — Par value per share: $ 0.001 — Number of shares *without par value:*

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Manjinder Dhinsa
Name
1725 65th Street — Edmonton — AB — T6L1N1
Street Address — City — State — Zip Code

2)
Name
Street Address — City — State — Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Manjinder Dhinsa — X [signature]
Name — Incorporator Signature
1725 65th Street — Edmonton — AB — T6L1N1
Address — City — State — Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 4-10-09

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CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that

AIM EXPLORATION INC., did on February 18, 2010, file in this office the original Articles of

Incorporation; that said  Articles of Incorporation are now on file and of record in the office of the

Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my

hand and affixed the Great Seal of State, at my

office on February 18, 2010.

ROSS MILLER

Secretary of State

Certified By: Greg Devaul

Certificate Number: C20100218-2329

You may verify this certificate

online at http://www.nvsos.gov/

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